Exhibit 10.21

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Employment Agreement is made and entered into as of the last date that appears below the Parties’ signature lines on the last page of this Amendment (the “Effective Date”), by and between Suresh Iyer, an individual, (the “Employee”) and Aether Holdings, Inc. (the “Company”) (each individually, a “Party,” collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Employment Agreement, dated January 28, 2025 (the “Employment Agreement”);

WHEREAS, the Parties hereby desire to amend the Employment Agreement as set forth herein to provide for the Employee becoming a full-time employee of the Company;

WHEREAS, all capitalized terms used in this Amendment that are not defined in this Amendment shall have the same meaning as in the Employment Agreement, and all section references are to sections to the Employment Agreement; and

WHEREAS, the Employee desires to be employed by the Company on the terms and conditions in the Employment Agreement as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree that the Employment Agreement is hereby amended as follows:

A.	Amendment To Employment Agreement.

Section 1(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“The Company will employ the Employee in the position of Chief Financial Officer, and, in that position, Employee will report to the Company’s Chief Executive Officer. Employee’s duties shall include (i) the duties customarily associated with the positions of Chief Financial Officer, including serving as the Company’s principal financial and accounting officer, and (ii) such other reasonable related duties as the Company or its Board of Directors may assign to Employee from time to time (including service to subsidiaries of the Company for no additional consideration). The Company retains the right to change Employee’s title, duties, and reporting relationships as may be determined to be in the best interests of the Company; provided, however, that any such change shall be consistent with Employee’s training, experience, and qualifications. Throughout the Employee’s employment, the Employee shall devote substantially all of his professional time to the performance of his duties of employment with the Company (except as otherwise provided herein) and shall faithfully and industriously perform such duties. Notwithstanding the foregoing, the Employee shall have the ability to provide services to other companies through his consulting company, Ledger Pros LLC and/or any other company, provided that the provision of such services to other companies does not create an actual or perceived conflict of interest or otherwise materially interfere, individually or in the aggregate, with the performance of Employee’s duties and responsibilities hereunder. In no event shall Employee make use of any personnel or other resources of the Company in performing his duties for such other company or organization.”

B.	No Other Amendments. Except as specifically set forth in this Amendment, there are no other amendments to the Employment Agreement, and the Employment Agreement shall remain unmodified and in full force and effect. Except as specifically amended hereby, all other provisions, terms, and conditions of the Employment Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Employment Agreement and this Amendment, the provisions of this Amendment shall govern.

C.	Entire Agreement. This Amendment and the Employment Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between the Parties with respect to the subject matter hereof.

D.	Governing Law; Severability. This Amendment will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflict of law. If any provision of this Amendment is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Amendment and the remainder of this Amendment shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Amendment. Notwithstanding the foregoing, if the value of this Amendment based upon the substantial benefit of the bargain for any Party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Amendment will not be enforceable against such affected Party and both Parties agree to renegotiate such provision(s) in good faith.

E.	Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Employment Agreement as of the dates set forth below.

Aether Holdings, Inc.

By:	/s/ Nicolas Lin
Nicolas Lin
Chief Executive Officer

Dated:	February 27, 2025

Employee:

/s/ Suresh Iyer
Suresh Iyer, individually

Dated:	February 27, 2025

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